    Exhibit 5.2

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

November 22, 2021
i3 Verticals, Inc.
40 Burton Hills Blvd, Suite 415
Nashville, Tennessee 37215
Re: At-the-Market Offering of Class A Common Stock
Ladies and Gentlemen:
We have acted as counsel to i3 Verticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of Post-Effective Amendment No. 1 to the Company’s registration statement on Form S-3 (Registration No. 333-258950) (as amended or supplemented, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Reference is made to our opinion letter dated November 22, 2021 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the sales agreement prospectus (the “Prospectus”) contained in the Registration Statement. The Prospectus relates to the sale by the Company of shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”) having an aggregate offering price of up to $125,000,000 (the “Shares”).
The offering and sale of the Shares are being made pursuant to an ATM Offering Sales Agreement dated as of August 20, 2021, with Raymond James & Associates, Inc., Morgan Stanley & Co. LLC and BTIG, LLC, as amended by that certain Amendment No. 1 to ATM Offering Sales Agreement, dated November 22, 2021 (as amended, the “Sales Agreement”).
In connection with this opinion, we have examined copies of the Sales Agreement, the Registration Statement and the Prospectus. We have also examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.
This opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws currently in effect), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

i3 Verticals, Inc.
November 22, 2021

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.
This opinion is given as of the date hereof, and we assume no obligation to advise you after the date herof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.
We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Bass, Berry & Sims PLC